EXHIBIT 10.15

                               INDEMNITY AGREEMENT

         THIS INDEMNITY AGREEMENT ("Agreement") is made effective as of ___________, 200__ by and between KENDLE INTERNATIONAL INC., an Ohio corporation (the "Company"), and __________________ (the "Indemnitee").

                                R E C I T A L S:

         A. The Company and the Indemnitee recognize the difficulty and expense of obtaining adequate directors' and officers' liability insurance;

         B. The Company and the Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors and officers to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

         C. Based upon their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as directors and officers of the Company, it is necessary for the Company contractually to indemnify its directors and officers with respect to claims against such directors and officers in connection with their service to or on behalf of the Company, and that the failure to provide such contractual indemnification could result in great harm to the Company and the Company's shareholders;

         D. Section 1701.13(E) ("Section 1701.13(E)") of the General Corporation Law of Ohio, under which the Company is organized, empowers the Company to indemnify its directors and officers by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 1701.13(E) is not exclusive;

         E. The Company, after reasonable investigation prior to the date hereof, has determined that the liability insurance coverage available to the Company is inadequate or inordinately expensive and that the Indemnitee and other directors or officers of the Company may not be willing to continue to serve as directors or officers without additional protection;

         F. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company; and,

         G. The Indemnitee is willing to serve, or to continue to serve, the Company, provided that he is furnished the indemnity provided for herein;

         NOW, THEREFORE, based upon the foregoing premises and in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

         1.       Definitions.

         1.1 Agent. For the purposes of this Agreement, "Agent" means any person who is a director or officer of the Company; or is serving at the request of, for the convenience of or to represent the interests of the Company as a director, officer, manager, employee or agent of another foreign or domestic corporation (for profit or nonprofit), partnership, limited liability company, joint venture, trust or other enterprise (specifically including employee benefit plans).

         1.2 Expenses. For purposes of this Agreement, "Expenses" includes all direct costs (including, without limitation, all attorneys' fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding, as that term is defined in Section 1.4, or establishing or enforcing a right to indemnification under this Agreement; provided, however, that "Expenses" shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a Proceeding, or prepaid retainers for attorneys or other professionals engaged by or on behalf of the Indemnitee.

         1.3 Liability. For purposes of this Agreement, "Liability" or "Liabilities," includes any judgment, fine, ERISA excise tax or penalty or any amount paid, with the Company's written consent, in settlement of a Proceeding.

         1.4 Proceeding. For the purposes of this Agreement, "Proceeding" means any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

         2. Agreement to Serve. The Indemnitee agrees to serve and/or to continue to serve as an Agent in the capacity the Indemnitee currently serves as an Agent, as long as such service is mutually agreeable to Indemnitee and the Company.

         3.       Maintenance of Liability Insurance.

         3.1 Maintenance of Insurance. As long as the Indemnitee shall continue to serve as an Agent and thereafter as long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was an Agent, the Company, subject to the provisions of Section 3.3 with respect to the unavailability of satisfactory insurance coverage, shall promptly obtain and/or maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers. If D&O Insurance is obtained, the Company covenants that the Indemnitee shall be named as an insured.

         3.2 Indemnitee Named as Insured. In all policies of D&O Insurance, if any, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the Company's most favorably insured directors.

         3.3 Unavailability of Satisfactory Coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, or that the premium costs for such insurance are disproportionate to the amount of coverage provided or that the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The failure of the Company to obtain D&O Insurance or the decision by the Company not to obtain such coverage shall not have any detrimental effect on the Indemnitee's rights hereunder.

         4.       Mandatory Indemnification.

         4.1 Third Party Actions. The Company shall indemnify the Indemnitee when the Indemnitee is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an Agent, or by reason of anything done or not done by him in any such capacity, against any and all Expenses and Liabilities of any type whatsoever actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of that Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not create a presumption that the Indemnitee did not satisfy the foregoing standard of conduct.

         4.2 Proceedings by or in the Right of the Company. The Company shall indemnify the Indemnitee when the Indemnitee is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an Agent, or by reason of anything done or not done by him in any such capacity, against any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of that Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company under the standards of the Ohio General Corporation Law by a court of competent jurisdiction in the performance of his duty to the Company unless and only to the extent that the court in which such Proceeding was brought shall determine, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which such court shall deem proper.

         4.3 Expenses or Liabilities Paid by D&O Insurance or the Trust. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for Expenses or Liabilities of any type whatsoever which have been paid directly to, or for the benefit of, the Indemnitee by D&O Insurance or out of any trust that may be established pursuant to Section 9 hereof.

         5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a part, but not the total amount, of any Expenses or Liabilities of any type whatsoever incurred by him in the investigation, defense, settlement or appeal of a Proceeding, the Company shall indemnify the Indemnitee only for such amount to which the Indemnitee is entitled as indemnification hereunder.

         6. Mandatory Advancement of Expenses. Subject to Sections 7 and 10 hereof, the Company shall advance all Expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent, or in connection with any action brought by the Indemnitee to establish or enforce a right to indemnification under this Agreement pursuant to Section 8 hereof, in advance of the final disposition thereof. Indemnitee hereby undertakes: (x) to repay all such amounts advanced if (but only if) it shall be proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company; and (y) to cooperate reasonably with the Company in connection with such Proceeding. The advances to be made hereunder shall be paid by the Company to or for the benefit of the Indemnitee within twenty (20) days following delivery of a written request therefore, accompanied by true and complete copies of invoices therefore, by the Indemnitee to the Company.

         7.       Notice and Other Indemnification Procedures.

         7.1 Notice to Company. Promptly after receipt by the Indemnitee of notice of the commencement or the threatened commencement of any Proceeding, the Indemnitee shall notify the Company of such commencement or threatened commencement. The Indemnitee shall also provide the Company such information and cooperation as the Company from time to time may reasonably request and as shall reasonably be within the Indemnitee's power to provide. The Company shall have no obligation to indemnify the Indemnitee under this Agreement if (but only if) the Indemnitee's delay or failure to provide notice, information or cooperation as required under this Section 7.1 results in a material impairment of the Company's ability to defend the Proceeding or in the loss of coverage under any applicable insurance policy.

         7.2 Notice to Insurance Carriers. If the Company has any applicable insurance policy in effect at the time it receives notice pursuant to
Section 7.1 of the commencement or threatened commencement of a Proceeding, the Company shall give prompt notice thereof to the insurer(s) in accordance with the procedure set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

         7.3 Choice of Counsel. In the event the Company shall be obligated to advance the Expenses of any Proceeding against the Indemnitee, the Company shall be entitled, in lieu thereof, to assume the defense of such proceeding upon the delivery to the Indemnitee of written notice of the Company's election to do so, which notice shall contain the name, address and phone number of counsel engaged by the Company to handle such defense and confirmation that the Company has undertaken to pay that counsel's reasonable fees and expenses therefore. After delivery of such notice, the Company shall not be liable to the Indemnitee under this Agreement for any fees or expenses of counsel for the Indemnitee (other than the counsel engaged by the Company) subsequently incurred by the Indemnitee with respect to the same Proceeding; provided, however, that the fees and expenses of such counsel for the Indemnitee shall be at the expense of the Company if () the employment of separate counsel by the Indemnitee has been previously authorized by the Company, or () the Indemnitee shall have reasonably concluded, and either the Company shall have agreed, or independent counsel (as defined herein) shall have determined, that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense; and further provided, however, that, the Indemnitee's counsel shall have been approved by any carrier of an applicable insurance policy if required under the terms of that policy. As used in this Section 7.3, "independent counsel" shall mean counsel selected and compensated by the Company, and reasonably approved by the Indemnitee, to determine whether a conflict of interest may exist, which counsel shall not represent the Company, the Indemnitee or any other party to the Proceeding for which indemnification is sought. Independent counsel shall be selected promptly following notice from the Indemnitee to the Company of the Indemnitee's belief that a conflict of interest may exist. Nothing herein shall limit the right of the Indemnitee to employ counsel at the Indemnitee's sole expense.

         8.       Determination of Right to Indemnification.

         8.1 Successful Defense. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 4.1 or 4.2 hereof or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by him in connection with the investigation, defense or appeal of such Proceeding.

         8.2      Satisfaction of Standard of Conduct. In the event that Section
8.1 is inapplicable, (i) indemnification under Section 4.1 hereof shall be made by the Company only upon a determination in accordance with this Section 8 that the Indemnitee is entitled to indemnification hereunder, and (ii) indemnification under Section 4.2 shall be made, if at all, in accordance with the procedure set forth in Section 4.2. If the Indemnitee believes, upon the disposition of any Proceeding described in Section 4.1 (whether by judgment, settlement or otherwise), that the Indemnitee is entitled to indemnification pursuant to this Agreement, the Indemnitee shall make written demand therefor upon the Company. The Company shall indemnify the Indemnitee in accordance with such demand unless, within forty-five (45) days after receipt of the Indemnitee's demand, the Company notifies the Indemnitee that it has determined that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification (the "Notice of Denial"). The Notice of Denial shall set forth, in reasonable detail, the basis for such determination by the Company and the name of counsel selected by the Board pursuant to Section 8.3.2 hereof.

         8.3 Forum for Determination of Satisfaction of Standard of Conduct. Provided the Indemnitee notifies the Company of his choice of forum within thirty (30) days after the receipt of a Notice of Denial, the Indemnitee shall be entitled to select one of the following forums to determine whether he met the applicable standard of conduct specified in Section 4.1 and is therefore entitled to indemnification under this Agreement:

                  8.3.1 Quorum of Disinterested Directors. A vote of a majority of a quorum (more than fifty percent (50%)) of the Board consisting of directors who are not parties to the Proceeding for which indemnification is being sought, based upon written submissions by the Company and the Indemnitee and, if the Indemnitee or directors so request, an oral presentation by the Indemnitee and by such other persons as such directors may request; provided, however, that the Indemnitee shall not have the right to be present during such directors' deliberations nor during presentations made to such directors by any person other than the Indemnitee;

                  8.3.2 Counsel. Legal counsel selected by the Board (other than counsel to any party to the Proceeding for which indemnification is sought), and reasonably approved by the Indemnitee, which counsel shall make such determination in a written opinion based upon written submissions by the Company and the Indemnitee and responses to such questions as that counsel may have in such form as that counsel may request;

                  8.3.3 Arbitration Panel. A majority vote of a panel of three arbitrators, one of whom is selected by the first two arbitrators so selected, which arbitration shall be conducted in accordance with the rules of the American Arbitration Association and such rules of procedure as may be established by the panel; or

                  8.3.4 Court. The court in which the Proceeding is or was pending, in accordance with such rules of procedure as may be applicable to or established by that court.

         8.4 Submission to Forum. As soon as practicable, and in no event later than thirty (30) days after the Indemnitee's written notice to the Company of the Indemnitee's choice of forum pursuant to Section 8.3 above, the Company shall, at its expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification. The Indemnitee shall be afforded an adequate opportunity to defend against that claim. A presumption shall exist that the Indemnitee is entitled to indemnification hereunder, and the Company shall indemnify the Indemnitee unless the Company shall prove to the selected forum, by clear and convincing evidence, that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification. The decision of the selected forum shall constitute a binding and final adjudication between the Company and the Indemnitee as to the Indemnitee's right to indemnification under Section 4.1 of this Agreement.

         8.5 Expenses of Determination. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all Expenses incurred by the Indemnitee in connection with any other Proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless the Company shall be deemed the prevailing party in any such proceeding.

         9. Indemnification Trust Agreement. In order to secure the obligations of the Company to advance to the Indemnitee certain amounts under
Section 6 hereof, the Company may establish a trust fund naming the Indemnitee as a beneficiary (in addition to all other directors, officers and other agents with whom the Company enters into Indemnity Agreements, whether before, on, or after the date hereof). The Indemnitee shall not seek any amount from the Trust, if established, (i) unless entitled to an advance of Expenses pursuant to this Agreement and (ii) unless and until the Indemnitee has made demand for payment of Expenses pursuant to Section 6 hereof and, after twenty (20) days, the Company has failed to advance such Expenses. The Indemnitee shall not be entitled to receive a reimbursement or advance from the Trust, if established, for a liability or other amount not expressly covered by Section 6 hereof.

         10. Exceptions. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this
Agreement:

         10.1 Claims Initiated by the Indemnitee. To indemnify or advance Expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement; or

         10.2 The Company Prevails in Action to Enforce or Interpret Agreement. To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if the Company is deemed to be the prevailing party in such proceeding; or

         10.3 Unauthorized Settlements. To indemnify the Indemnitee for any amounts paid in settlement of a Proceeding unless the Company expressly consents in writing to such settlement; or

         10.4 Failure to Settle Proceeding. To indemnify the Indemnitee for Liabilities in excess of the total amount at which settlement reasonably could have been made, or for any Expenses incurred by the Indemnitee following the time such settlement reasonably could have been effected, if the Indemnitee shall have unreasonably delayed, refused or failed to enter into a settlement of any Proceeding (or investigation or appeal thereof) recommended in good-faith, in writing, by the Company.

         11. No Restriction of Other Indemnification Rights. The Company shall not adopt any amendment to its Articles of Incorporation or Regulations, the effect of which would be to deny, diminish or encumber the Indemnitee's rights to indemnity pursuant to the Articles of Incorporation, the Regulations, the Ohio General Corporation Law or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the "Effective Date") upon which the amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof, unless the Indemnitee shall have voted in favor of the amendment as a director or holder of record of the Company's common stock, as the case may be.

         12. Merger or Consolidation. In the event that the Company shall be a constituent corporation in a merger, consolidation or other reorganization, the Company, if it shall not be the surviving, resulting or acquiring corporation therein, shall require, as a condition thereto, that the surviving, resulting, or acquiring corporation agree to indemnify the Indemnitee to the full extent provided in this Agreement and to adopt and assume the Company's obligations under this Agreement. Whether or not the Company is the surviving, resulting or acquiring corporation in any such transaction, the Indemnitee shall also stand in the same position under this Agreement as he would have with respect to the Company if its separate existence had continued.

         13. Non-Exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Articles of Incorporation or Regulations, the vote of the Company's shareholders or disinterested directors, other agreements or otherwise, whether as to actions in his official capacity or actions in another capacity while occupying his position as an Agent. The Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an Agent and shall inure to the benefit of the successors, heirs, executors, administrators, estates, legal representatives and assigns of the Indemnitee.

         14. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law; provided, however, that no change in any applicable law, statute or rule which has the effect of narrowing the right of an Ohio corporation to indemnify any Agent shall, unless otherwise required thereby, affect this Agreement or the parties' rights or obligations hereunder.

         15. Headings. Descriptive headings in this Agreement are solely for convenience and shall not control or affect the construction or interpretation of any provision herein.

         16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever,
(i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

         17. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         18. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors, heirs, executors, administrators, estates, legal representatives and assigns of the parties hereto; provided, however, that the Indemnitee may not delegate his duties hereunder; and provided further, that no assignment shall obligate the Company to provide any indemnification with respect to the actions or failures to act of any person other than the Indemnitee specifically named herein.

         19. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally by overnight carrier or by telecopy with telephonic confirmation of receipt or by two (2) business days after being deposited in the U.S. mail, certified or registered, return receipt requested with postage prepaid, and addressed to the party to whom such notice, request, demand, waiver or other communication is to be given as follows, or at such other address as either party shall designate by notice to the other party pursuant to this section:

         The Company:                  Kendle International Inc.
                                       1200 Carew Tower
                                       Cincinnati, Ohio  45202
                                       Attention: Candace Kendle
                                                   Chairman of the Board
                                                  and Chief Executive Officer

         with a required copy to:      Chief Legal Counsel
                                       1200 Carew Tower
                                       Cincinnati, Ohio  45202

         Indemnitee:

         20. Governing Law. This Agreement, and the rights and duties of the parties hereto under this Agreement, shall be governed exclusively by and construed in accordance with the laws of the State of Ohio, as applied to contracts between Ohio residents entered into and to be performed entirely within Ohio.

         21.      Consent to Jurisdiction. Except as expressly provided in
Section 8 hereof, the Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Ohio for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Ohio.

         22. Counterparts. This Agreement may be executed in two (2) or more counterparts, and by each party on separate counterparts, each of which counterparts shall be deemed an original, but all of which counterparts taken together shall be one and the same document.

         23. Public Policy Determinations. The Company and the Indemnitee acknowledge that, in certain circumstances, federal law or applicable public policy may prohibit the Company from indemnifying the Indemnitee under this Agreement or otherwise. The Indemnitee understands and acknowledges that the Company has undertaken, and may in the future be required to undertake, to submit the question of the Company's right under public policy to indemnify the Indemnitee to a court of appropriate jurisdiction under certain circumstances, unless, in the opinion of counsel, such matter has been settled by controlling precedent, and that such determination shall be binding on the Company and the Indemnitee.

(remainder of page intentionally blank)

         The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

                                       KENDLE INTERNATIONAL INC.

                                       By:________________________________
                                           Candace Kendle,
                                           Chairman of the Board
                                           and Chief Executive Officer

                                       INDEMNITEE:

                                       ____________________________________